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                        MASTER LETTER OF CREDIT AGREEMENT

Date:  April 16, 1996

To induce ABN AMRO Bank N.V. Houston Agency (the "Bank") to issue letters of credit (as the same may be amended, the "Credits") substantially in accordance with the Applications submitted to Bank in accordance with Paragraph 1 of this Agreement, the undersigned, jointly and severally if there is more than one of the undersigned (the "Applicant") agrees as follows:

1.  APPLICATIONS

  Each Application to Bank for the issuance of a Credit shall be made by Applicant on Bank's standard form application or other mutually acceptable format (the "Application"), either sent by telecopy transmission, by United States mail or by a Bank-supplied applicant initiation systems (i.e. Planet). In the event a Bank-supplied applicant initiation system is used, Applicant represents and warrants that it is authorized to use such system. In connection with such Applications, Bank and Applicant agree that (i) Bank is hereby authorized to act on any Application which Bank in good faith believes emanates from an authorized representative of Applicant and shall not be liable for any action taken in good faith with respect to Applications from unauthorized persons; (ii) Bank shall not be under any duty to verify the identity of any person submitting any Application and all such Applications shall be binding upon Applicant whether made with or without Applicant's authority, knowledge or consent; and (iii) APPLICANT WILL INDEMNIFY BANK FROM ALL ACTIONS, PROCEEDINGS, CLAIMS, LOSS, DAMAGE, COSTS AND EXPENSES BROUGHT AGAINST, INCURRED OR SUFFERED BY BANK (INCLUDING THOSE RESULTING FROM BANK'S OWN NEGLIGENCE) WHICH HAVE ARISEN DIRECTLY OR INDIRECTLY FROM THE ACCEPTANCE BY BANK OF ANY APPLICATION. IT IS THE INTENTION OF THE PARTIES THAT BANK BE INDEMNIFIED FOR ITS OWN NEGLIGENCE (EXCEPT GROSS NEGLIGENCE).

2.  BANK'S GENERAL OBLIGATIONS

  Bank may, in Bank's sole and absolute discretion, issue Credits hereunder upon the request of Applicant. Upon Bank's issuance of a Credit, Bank's obligations to Applicant with respect to the Credit include good faith and observance of general banking usage, but shall NOT include liability or responsibility of any kind arising out of or in connection with: (a) performance of the underlying contract for sale or other transactions between Applicant and the beneficiary or any other person; (b) acts, errors, defaults, or omissions of any person other than Bank's including any use of the Credit by any such person; (c) loss or destruction of any telegram, cable, letter, instrument, or document while in transit or in the possession of others; (d) knowledge or lack of knowledge of any custom or usage of any particular trade; (e) delivery, transmission, translation, or interpretation of any message, including any interruption, delay, error or omission therein;
  (f) insufficiency, lack of authorization, invalidity of, lack of genuineness, truthfulness, or error or fraud in any documents presented under the Credit or in any instructions purporting to be from Applicant or Bank's correspondents; (g) validity or correctness of any transfer or proper identity of any transferee (if the Credit is issued in transferable form);
  (h) waiver of any requirement which exists for Bank's protection and not for the protection of Applicant, or which waiver does not in fact materially prejudice Applicant; or (i) any other act or omission for which banks are relieved of responsibility under the "Uniform Customs & Practice for Documentary Credits" of the International Chamber of Commerce (hereafter, the "UCP") or the Uniform Commercial Code, in each case as in effect on the date hereof.

3.  BANK'S OBLIGATIONS CONCERNING DOCUMENTS

  (a) Bank's obligations to Applicant relative to any Credit include Bank's examination of documents with reasonable care so as to ascertain that on their face they appear to comply with the terms of the Credit, but do NOT include liability or responsibility of any kind arising out of or in connection with: (i) validity, sufficiency, truthfulness, genuineness or effect of documents which appear on Bank's examination to be regular on their face; (ii) honor of drafts or demands for payment which appear on Bank's examination to be regular on their face; or (iii) the ultimate correctness of Bank's decision regarding documentary compliance, where Bank's decision is based on Bank's examination of the documents, or Bank's exercise of judgment, in a manner not manifestly unreasonable. Bank may in its discretion (but shall not be obligated to) accept documents which substantially or reasonably comply with the terms of the Credit.

  (b) Unless otherwise specified in the Application, Bank may, in Bank's discretion, but shall not be obligated to, accept or honor (in the case of negotiable Credits) as complying with a Credit: (i) drafts or documents signed by or issued by the purported executor, agent, administrator, liquidation, receiver, trustee in bankruptcy, or other legal representative of any party designated in the Credit; (ii) drafts or documents which fail to bear any or adequate reference to the Credit, or notation to be made on the Credit, or the Credit to be surrendered, or documents to be forwarded apart from the draft, whether or not required by the Credit; (iii) drafts or documents which comply under the laws, rules, regulations, and general banking or trade customs and usages of the place of drawing, negotiation or presentation; or (iv) drafts or documents which comply with the UCP.

4.  PAYMENT; COMMISSIONS

  (a) With respect to each Credit, Applicant shall pay Bank in United States currency and in immediately available funds, by wire transfer or otherwise, at Bank's office identified in the Application, the amount paid or to be paid by Bank, Bank's agent or any other party on Bank's behalf, on each draft or other order, instrument or demand drawn or presented or purporting to be drawn or presented under a Credit (the "Item") together with all other amounts owing to Bank in connection therewith, such payment to be made at the time of honor of each Item or if so demanded by Bank, on demand in advance of any drawing. In the case of Items drawn in foreign currency, such payments shall be at Bank's current rate of exchange for transfers to the place of payment in the currency in which such Item is drawn (or, if for any reason Bank is unable to establish such a rate of exchange,


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                                                                          2

  in an amount equal to Bank's actual cost of settlement). Applicant shall reimburse the Bank in the same currency in which the Item is payable, provided that at Bank's option, Applicant shall reimburse Bank in United States dollars for Items payable in a foreign currency at the rate at which Bank could sell such foreign currency in exchange for United States dollars for transfer to the place of payment of the Item, or, if there is no such rate, the United States dollar equivalent of Bank's actual cost of settlement. Applicant agrees to pay Bank on demand in United States dollars such amounts as Bank may be required to expend to comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign currency.

  (b) With respect to each Credit, Applicant shall pay Bank on demand, in United States currency at Bank's office identified on the Application: (i) a non-refundable commission at such rate as Bank may establish; (ii) interest on all amounts due and owing to Bank, from and including the date such amount is paid or incurred by Bank or otherwise due and owing hereunder until such amount is paid in full, at a fluctuating rate equal to the lesser of (x) Bank's Prime Rate plus two percent (2%) per annum, and (y) the maximum nonusurious rate of interest permitted by applicable law from time to time in effect. "Prime Rate" shall mean the rate in effect from time to time as set by Bank and called its Prime Rate for United States dollar loans, which rate is not necessarily the lowest or best interest rate offered by Bank and interest shall be calculated on the basis of a 360-day year for actual days elapsed (unless such calculation would cause a usury violation, in which event interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be); and (iii) all charges and expenses, including attorney's fees, legal expenses, court costs, and any similar costs or liabilities from time to time paid or incurred by Bank issuance or maintenance of the Credit, Bank's performance under the Credit and this Agreement, and all transactions (including, without limitation, the involvement of Bank in any court proceeding regarding the Credit) related to or contemplated by this Agreement (including without limitation, Bank's creation, perfection, maintenance, protection, exercise, enforcement or other realization of or upon Bank's interests, rights, and remedies) and (iv) all charges and fees payable under any fee schedule of Bank in effect from time to time or as otherwise agreed.

  (c) All amounts payable by Applicant hereunder shall be paid at the office of Bank identified on Application, in immediately available and freely transferable funds at such place of payment. Bank is authorized to set off or charge to any account or other funds of Applicant in Bank's possession all obligations of Applicant owing hereunder, irrespective of the currency in which such account or funds are denominated.

  (d) If, as a result of any law, regulation, treaty or directive, or any change therein, or in the interpretation or application thereof or Bank's compliance with any request or directive (whether or not having the force of law) from any court or governmental authority, agency or instrumentality, any reserve, capital requirement, premium, special deposit, special assessment or similar requirements against Bank's assets, deposits or credit extended by Bank are imposed, modified or deemed applicable and Bank shall determine that, by reason thereof, the cost to Bank of issuing or maintaining the Credit is increased, Applicant agrees to pay Bank upon demand such additional amount or amounts as will compensate Bank for such additional costs (but only to the extent such compensation does not cause the aggregate compensation to Bank to exceed the maximum nonusurious rate of interest permitted by applicable law from time to time in effect). Determinations by Bank of the additional amounts required to compensate Bank in respect of the foregoing shall be conclusive, absent manifest error. Applicant further agrees to pay any applicable levies or other taxes imposed in connection with the Credit other than net income taxes payable by Bank, and to otherwise comply with all domestic and foreign laws and regulations applicable to all transactions under or in connection with the Credit.

  (e) Bank may (but shall not be obligated to) make a loan to Applicant in an amount equal to the reimbursement obligation of Applicant under Section 4(a) hereof and Bank shall be hereby authorized to apply the proceeds of such loan to the repayment of such reimbursement obligation. Each loan shall, except to the extent otherwise agreed to in writing between Applicant and Bank, be due on demand and shall bear interest payable on demand at the per annum rate set forth in Section 4(b)(ii) hereof.

5. ASSUMPTION OF RISK BY APPLICANT; INDEMNIFICATION OF BANK BY APPLICANT; SUBROGATION.

  (a) Applicant's obligations to Bank hereunder are, and shall remain, absolute and unconditional notwithstanding any lack of enforceability of any of the Credits or the existence of any claim, counterclaim, defense or right of set off Applicant may have against Bank.

  (b) The beneficiary or any other user of a Credit and any other drawer of any draft or the presenter of any demand for payment thereunder shall be deemed Applicant's agents, and Applicant assumes all risk, loss, liability, charges and expenses with respect to their acts or omissions and also with respect to any error, delay, misdelivery or loss in or arising out of the transmission of telegrams, cables, letters or other communications or documents or items forwarded in connection with the drafts or the Credit, including, without limitation, any Application. Applicant shall not be relieved from any obligation or liability, nor shall the terms of this Agreement be affected by the occurrence of any of the foregoing. Any action or inaction by Bank or its correspondents in connection with a Credit or with instructions, drafts, documents, or merchandise relative to a Credit, shall, if in good faith, conclusively be deemed to have been authorized by Applicant, and Bank shall have no liability thereunder.

  (c) APPLICANT SHALL INDEMNIFY BANK AND ITS CORRESPONDENTS AND SHALL DEFEND AND HOLD BANK AND ITS CORRESPONDENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND LIABILITIES OF ANY NATURE WHATEVER, SUSTAINED, INCURRED OR ASSERTED IN CONNECTION WITH ANY CREDITS (INCLUDING CONSEQUENCES OF ANY INDEMNITER'S OWN NEGLIGENCE), THE PAYMENT OR ACCEPTANCE OR REFUSAL TO PAY OR ACCEPT ANY DRAFT OR OTHER DEMAND FOR PAYMENT, AND ANY OTHER ACTION OR INACTION IN RELIANCE UPON THE PROVISIONS OF THIS AGREEMENT (including but not limited to any and all claims, damages, loss, costs, expenses and liabilities arising out of or resulting from the negligence (sole, ordinary, contributory or other) of the person to be indemnified except, only if, and to the extent that any such claims, damages, loss, expenses or liabilities shall have been determined



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  by a court of competent jurisdiction to have been directly caused by the willful misconduct or gross negligence of Bank in performing its obligations under the Credit or by Bank's failure to make payment of any drawing or other demand for payment made in strict conformity with the Credit). It is understood that in making payment under the Credit Bank's exclusive reliance on the documents presented to Bank in accordance with the terms of the Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Credit proves to be forged, fraudulent, invalid or insufficient in any respect whatsoever shall not be deemed willful misconduct or gross negligence of Bank.

  (d) Bank shall be subrogated (for purposes of defending against Applicant's claims and proceeding against others to the extent of Bank's liability to Applicant) to Applicant's rights against any person who may be liable to Applicant on any underlying transaction; to the rights of any holder in due course or person with similar status against Applicant; and to the rights of any beneficiary or its assignee or person with similar status against Applicant.

  (e) Applicant certifies that transactions in any commodities covered by this Agreement are not prohibited under the foreign assets control regulations of the United States Treasury Department and that any importation covered by this Agreement conforms in every respect with all existing United States government regulations.

6.  DEFAULT; REMEDIES.

  (a) Applicant shall be in default under this Agreement if any of the following events are not cured within five days of occurrence, and Applicant shall immediately notify the Bank at such point: (i) any failure by Applicant to perform its obligations or covenants under this Agreement or any other agreement with Bank or instrument delivered to Bank; including without limitation Applicant's obligation to pay promptly all sums due to Bank; (ii) any failure to furnish upon demand any financial information Bank may request of Applicant or to permit at a reasonable time Bank's inspection of Applicant's books, records and accounts; (iii) any act or event evidencing or reasonably appearing to evidence the bankruptcy, reorganization, rehabilitation, arrangement, liquidation, insolvency or financial instability of any party signing hereto as an Applicant, or of any guarantor thereof;
  (iv) any material misrepresentation made by Applicant in connection with this Agreement or a Credit; (v) any default in excess of $200,000 by Applicant under any agreement involving the borrowing of money or the obtaining of credit; or (vi) any other act, event or occurrence which in Bank's sole judgment increases its risk.

  (b) Upon default, all of Applicant's obligations and liabilities to Bank, of whatever nature, whether contingent or absolute, shall become immediately due and payable WITHOUT PRESENTMENT, PROTEST, NOTICE OR DEMAND AND WITHOUT NOTICE OF INTENTION TO ACCELERATE OR NOTICE OF ACCELERATION, ALL OF WHICH ARE HEREBY WAIVED and, without limiting the foregoing and any other rights of Bank hereunder, Applicant shall pay to Bank within five days an amount equal to the available undrawn amount of all outstanding Credits. Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code, and in addition to such rights and remedies, Applicant further agrees that any default under this Agreement shall also be a default under all other agreements with Bank.

  (c) All amounts due and payable shall accrue interest, from and including the date such amount is paid or incurred by Bank until payment in full, at the per annum rate set forth in Section 4(b)(ii) hereof.

7.  NEGATIVE PLEDGE

  Applicant shall not create, assume, incur, suffer or permit to exist any mortgage, pledge, encumbrance, security interest, assignment, lien or charge of any kind or character upon any asset of Applicant whether owned at the date hereof or hereafter acquired except: (i) liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable; (ii) other liens, charges, and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iii) liens arising out of judgments or awards against Applicant with respect to which it shall concurrently therewith be prosecuting an appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; (iv) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation; (v) good faith deposits in connection with lending contracts or leases to which Applicant is a party;
  (vi) deposits to secure public or statutory obligations of Applicant; (vii) liens existing on the date hereof and disclosed in writing to Bank; (viii) assignments under Applicant's ongoing note purchase programs not to exceed $50,000,000 in aggregate; (ix) mortgages against Applicant's property in Stafford, Texas incurred with the expansion of Applicant's manufacturing facilities not to exceed $15,000,000 in aggregate; and (x) liens and encumbrances assumed under purchase money security agreements for equipment purchases not to exceed $25,000,000 in aggregate.

8.  WAIVER BY BANK; ACTS NOT AFFECTING AGREEMENT.

  Bank shall have no duty to exercise any of its rights hereunder, and shall not be liable for any failure to do so or delay in doing so. No such failure or delay on the part of Bank or its correspondents shall operate as a waiver, and no notice to or demand by the Bank or its correspondents shall be deemed a waiver of Bank's right to take any other or further action without notice or demand. Bank's rights-including all security interests in Collateral, and Applicant's obligations and liabilities under this Agreement shall continue unimpaired and this Agreement shall remain binding upon each party hereto signing as an Applicant, notwithstanding: (a) release or substitution of any Collateral or any right or interest therein (b) extension of the maturity or time for presentation of drafts, acceptances, or documents; (c) any other modification of the terms of any Credit at the request of any party hereto signing as an Applicant, with or without notification to any other party; or
  (d) any increase in the amount


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                                                                          4

  of any Credit at the request of any party hereto. No delay, extension of time, renewal, compromise or other indulgence which Bank may permit in connection with any of Bank's rights hereunder shall impair those rights, and Bank shall not be deemed to have waived any rights unless such waiver is in writing and signed by Bank or its authorized agent; nor shall any such waiver constitute a waiver of any other right or of the same right at any future time. Bank 's acceptance or honor of drafts or issuance of a Credit varying from the terms of this Agreement will not affect the terms and conditions applicable to any other drafts or Credits, whether such other drafts or Credits are then existing or subsequently arising.

9.  SOLE OBLIGATION OF BANK.

  Without limiting any other provision herein, Bank is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of any Credit without regard to, and without any duty on the part of Bank to inquire into, the existence of any disputes or controversies between Applicant, the beneficiary of a Credit or any other person, firm or corporation, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under a Credit are true or correct. Furthermore, Applicant fully understands and agrees that Bank's sole obligation to Applicant shall be limited to honoring requests for payment made under and in compliance with the terms of any Credit and this Agreement and Bank's obligation remains so limited even if Bank may have assisted Applicant in the preparation of the wording of any Credit or any documents required to be presented thereunder or that Bank may otherwise be aware of the underlying transaction giving rise to any Credit and this Agreement.

10. DURATION OF AGREEMENT, AGREEMENT BINDING UPON SUCCESSORS, INDEMNITY.

  This Agreement shall remain in full force and effect until Bank has actually received written notice to the contrary from the Applicant, and after receipt of such notice shall continue in full force and effect as to all transactions between Bank and Applicant commenced prior to the date of such receipt. All indemnities, covenants, agreements, representations and warranties made in this Agreement shall survive the issuance by Bank of the Credits and shall continue in full force and effect so long as any Credit, or any portion thereof, shall be unexpired or any sums drawn thereunder or other amounts owing hereunder shall remain unpaid, provided, however, that the provisions of Section 4(b)(iii), 4(d), 6(c), 11, 13, 14(b), 14(c) and 14(k) shall survive the termination of this Agreement. This Agreement shall not be revoked or impaired by the death of any party hereto, by the revocation or release of any obligations hereunder of any one or more parties hereto (or if any party hereto shall be a partnership, by any changes in the parties composing the partnership). If this Agreement is terminated or revoked as to any party for any reason, Applicant shall indemnify and hold Bank harmless from any loss incurred in acting hereunder prior to the actual receipt of written notice of such termination or revocation. The invalidity or lack of enforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. If this Agreement is signed by two or more Applicants, it shall constitute the joint and several agreement of such parties, provided that the Designated Party, as set forth below, shall have the exclusive right to issue all instructions relating to the Credits including, without limitation, instructions as to the disposition of documents and any unutilized funds, waiver of discrepancies and to agree with Bank upon any amendments, modifications, extensions, renewals or increases in the Credits or further financing or refinancing of any transaction effected hereunder, irrespective of whether the same may now or hereafter affect the rights of any party hereto or of their legal representatives, heirs or assigns. The Designated Party shall have specimen signatures on file with Bank and Bank may give notices to the Designated Party without notice to any other party. The term "Applicant" as used herein shall mean and include each party signing this Agreement as applicant.


12. LAW GOVERNING

  The Credit and this Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be wholly performed within such State. Unless inconsistent with such state law or except so far as otherwise expressly stated in the Credit, the Credit and this Agreement are subject to the terms of the UCP in effect on the date of the Application; provided, however, without limiting the foregoing, Articles 41 and 43 of the UCP 500 (or their counterparts under any successor UCP) shall have no application to the Credits or this Agreement.
  In the absence of proof expressly to the contrary, the UCP shall serve as evidence of general banking usage.

13. GROSS-UP PROVISION

  Any and all payments made to Bank hereunder shall be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, deductions, charges or withholdings of any nature, and all liabilities with respect thereto, excluding taxes imposed on net income of Bank and all income and franchise taxes of the United States and any political subdivision thereof imposed on Bank (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities are referred to herein as "Taxes"). If Applicant shall be required by law to deduct any Taxes from or in respect to any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12(i), Bank shall receive an amount equal to the sum Bank would have received had no deductions been made; (ii) Applicant shall make all such deductions; and (iii) Applicant shall pay the full amount deducted to the relevant taxation authority or other authority in compliance with applicable law. APPLICANT SHALL INDEMNIFY BANK for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable hereunder) paid by Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment upon this indemnification shall be made within thirty (30) days from the date Bank makes written demand therefore.


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  Within thirty (30) days after date of the payment of Taxes, Applicant will furnish to Bank the original or certified copy of a receipt evidencing payment thereof.

14. OTHER PROVISIONS.

  (a) If any of the Credits shall contain any provision for automatic renewal, Applicant acknowledges and agrees that Bank is under no obligation to allow such renewal to occur and any such renewal shall remain within the sole and absolute discretion of Bank. Applicant hereby irrevocably consents to the automatic renewal of each such Credit in accordance with its terms should Bank decide to allow such renewal to occur; provided, however, that Applicant shall have the right to request Bank to disallow such renewal on the condition that Applicant shall give Bank prior written notice of such request not less than thirty (30) days prior to the deadline imposed upon Bank for notification to the beneficiary of non-renewal of the Credit.

  (b) APPLICANT SHALL INDEMNIFY BANK against any loss incurred by Bank as a result of any judgment or order being given or made for the payment of any amount due hereunder in a particular currency (the "Currency of Account") and such judgment or order being expressed in a currency (the "Judgment Currency") other than the Currency of Account and as a result of any variation having occurred in the rates of exchange between the date which such amount is converted into the Judgment Currency and the date of actual payment pursuant thereto. The foregoing indemnity shall constitute a separate and independent obligation of Applicant.

  (c) Each party signing as Applicant and any guarantor thereof agrees that if any amount paid to Bank hereunder is rescinded or must be otherwise restored or returned by Bank due to the insolvency, bankruptcy, liquidation or reorganization of any party hereto, each party's obligations hereunder with respect to each such amount shall be reinstated to the same extent as if such payment had not been made.

  (d) Applicant authorizes Bank to set forth the terms of each Application in the Credit corresponding to such Application in such language as Bank deems appropriate, with such variations from such terms as Bank may in its discretion determine to be necessary (which determination shall be conclusive) and not materially inconsistent with such Application. If Applicant, or in the case of more than one Applicant, the Designated Party, does not notify Bank of any inconsistencies in such Credit within ten (10) calendar days of its issuance, Applicant agrees that such Credit is conclusively presumed to be in proper form. Upon its receipt of timely notice of any discrepancy in any Credit, Bank will endeavor to obtain the consent of the confirming bank (if any) and the beneficiary for an appropriate modification to the Credit; provided, however that Bank shall assume no liability or responsibility for its failure to obtain such consent.


  (e) No party to this Agreement may assign its rights or obligations under this Agreement without the prior written consent of Bank, except that the obligations of Bank under this Agreement may be provided or fulfilled by any affiliate of Bank so long as Bank assumes full responsibility for such obligations.

  (f) This Agreement and any exhibits hereto constitute the entire agreement and contract between the parties and supersede any and all prior agreements, proposals, negotiations and representations pertaining to the obligations and duties to be performed under this Agreement. No amendments or modifications of this Agreement shall be valid unless evidenced in writing and signed by or on behalf of Applicant and Bank.

  (g) Except as otherwise provided in this Agreement, all notices required to be given pursuant to this Agreement shall be effective when received, and shall be sufficient if given in writing, hand delivered, sent by First Class United States Mail, postage prepaid, by telecopier or air courier and addressed to the appropriate party at its address as shown on the signature page hereof or at such other address as the sending party shall have been advised in writing.

  (h) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

  (i) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

  (j) Regardless of the expiration date of any Credit, Applicant shall remain liable hereunder until Bank is released from liability by every person, firm, corporation or other entity which is entitled to draw or demand payment under the Credit.

  (k) Applicant agrees to indemnify and hold Bank harmless from each and every claim, demand, liability, loss, cost or expense, including, but not limited to, attorney's fees and court costs any and all claims, damages, loss, costs, expenses and liabilities arising out of or resulting from the negligence (sole, ordinary, contributory or other) of the person to be indemnified which may arise or be created by Bank's acceptance of telecommunication instructions in connection with the Credit, including, but not limited to, telephone or facsimile instructions in connection with any waiver of discrepancies.

  (l) Applicant, or in the case of more than one person signing as Applicant, the Designated Party, agrees to examine promptly all instruments and documents delivered to Applicant or the Designated Party, as the case may be, from time to time and in the event Applicant or the Designated Party shall have any claim of non-compliance with their instructions or of discrepancies or other irregularity, Applicant or the Designated Party, as the case may be, shall immediately notify Bank thereof in writing. Applicant and the Designated Party shall conclusively be deemed to have waived any such claim against Bank unless such immediate notice is given as stated above.

  (m) For multiple parties signing as Applicant, such parties may request that the Credit be issued with the name of one of Applicants, and agree that such Applicant shall be the Designated Party for the purposes of this Agreement.

  (n) The parties hereto each hereby submits to the jurisdiction of the courts of the State of Texas, the venue of which shall be in the County of Harris and the United States District Court for the Southern District of Texas, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of Applicant's obligations under or with respect to this Agreement and the Credits and expressly waives any and all objections it may have as to venue in any such courts. BANK AND APPLICANT EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE CREDITS, ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN). No party to this Agreement, including but not limited to any assignee or successor of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, the Credits, any related instruments, any Collateral or the dealings or the relationship between the parties. No party will seek to consolidate any such action in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO WITH LEGAL COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, Applicant and Bank have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

           APPLICANT                                  BANK
        INPUT/OUTPUT, INC.             ABN AMRO Bank N.V. Houston Agency
                                   By: ABN AMRO North America, Inc., as agent


By: /s/  Robert P. Brindley                By: /s/ Rebecca S. McCulloch
    ---------------------------------          -------------------------------
         Robert P. Brindley                        Rebecca S. McCulloch
  Senior Vice President and Chief              Vice President and Director
         Financial Officer



                                           By: /s/ Jonathan C. Homeyer
                                               -------------------------------
                                                   Jonathan C. Homeyer
                                                         Officer

Address:                                   Address:
Input/Output, Inc.                         ABN AMRO Bank
12300 Parc Crest Drive                     Three Riverway, Suite 1700
Stafford, Texas 77477                      Houston, Texas 77056